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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-58584 and 333-53577 of ShopKo Stores, Inc. on Form S-8 of our report dated May 31, 2003, appearing in this Annual Report on Form 11-K of ShopKo Stores, Inc. Shared Savings Plan for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
June 27, 2003


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